Exhibit 10.1


                             EMPLOYMENT AGREEMENT
                             --------------------

      This AGREEMENT (this "Agreement") dated as of October 1, 1998, is made by and between Tadeo Holdings Inc., a Delaware corporation (the "Company"), having offices at 42705 Grand River Avenue - Suite 20, Novi, Michigan 48375 and Alexander John Kalpaxis, residing at 88-27 82nd Avenue, Glendale, NY 11385 (the "Executive").

      WHEREAS, the Executive is currently Chairman of the Board, President, and Chief Executive Officer, of Astratek, Inc. ("Astratek") a New York Corporation having its offices at 5 Hanover Square, New York, New York;

      WHEREAS, Astratek, Inc. is a party to a Merger Agreement dated _________________, whereby Astratek will be merged into a wholly owned Subsidiary of the Company and become the surviving corporation of the merger ("Merger")and a wholly owned subsidiary of the Company;

      WHEREAS, the Company wishes to provide for the continued services of the Executive following the Merger, to serve as Chairman of the Board, President and Chief Executive Officer, of Astratek, and to serve as Executive Vice-President, Chief of Technology, and a member of the Board of Directors of the Company;

      WHEREAS, the Executive is willing to continue to serve in his current capacities for Astratek following the Merger and is willing to also serve as a Member of the Board of Directors of the Company as well as an Executive Vice-President and Chief of Technology, on the terms set forth herein;

      NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    Definitions.
      -----------

      1.1 "Affiliate" means any person or entity controlling, controlled by or under common control with the Company including Astratek after the Merger.

      1.2   "Board" means the Board of Directors of the Company.

      1.3 "Cause" means (a) the Executive is convicted of a felony involving actual dishonesty as against the Company or an Affiliate, or (b) the Executive, in carrying out his duties and responsibilities under this Agreement, is guilty of gross neglect or gross misconduct resulting, in either case, in material harm to the Company and/or any Affiliate, or (c) the Executive fails to follow the lawful directions of the Board of Directors of Astratek, or of the Chief Executive Officer and the Board of Directors of Tadeo.



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      1.4   "Commencement Date" has the meaning set forth in Section 3 below.

      1.5 "Date of Termination" means (a) in the case of a termination for which a Notice of Termination is required, the date of actual receipt of such Notice of Termination or, if later, the date specified therein, as the case may be, and (b) in all other cases, the actual date on which the Executive's employment terminates during the Term of Employment. (As that term is defined in Section 3 below.)

      1.6 "Disability" means the Executive's inability to render, for a period of one hundred and twenty (120)days in any period of six consecutive months, services hereunder by reason of permanent disability, as determined by the
written  medical  opinion  of  an  independent   medical  physician   mutually
acceptable to the Executive and the Company. If the Executive and the Company cannot agree as to such an independent medical physician, each shall appoint one medical physician and those two physicians shall appoint a third physician who shall make such a determination. Notwithstanding the above, the Executive shall not be deemed disabled for the purposes of this Agreement unless he would be deemed disabled under any long-term disability policy obtained by Company and/or Astratek for the benefit of Executive, which policy is approved in writing by Astratek and the Company.

      1.7 "Good Reason" means and shall be deemed to exist if, without the prior express written consent of the Executive, (a) in the absence of Cause, the Executive is assigned any duties or responsibilities inconsistent in any material respect with the scope of the duties or responsibilities associated with the Executive's titles or positions, as set forth and described in Section 4 of this Agreement; (b) in the absence of Cause, the Executive suffers a reduction in the duties, responsibilities or effective authority associated with his titles and positions as set forth and described in Section 4 of this Agreement; (c) in the absence of Cause, the Executive is not appointed to, or is removed from, the offices or positions provided for in Section 4 of this Agreement (other than membership on the Board of Directors of Company, so long as Company has nominated Executive for election to the Board of Directors of Company); (d) in the absence of Cause, the Company fails to substantially perform any material term or provision of this Agreement, if following notice the Company is given adequate time to cure any such failure (which time period shall be less than thirty (30) days); (e) in the absence of Cause, the Executive's compensation provided for hereunder is decreased; (f) the Company fails to obtain the full assumption of this Agreement by a successor entity; (g) the Company continually fails to reimburse the Executive for business expenses in accordance with Section 5 of this Agreement; (h) the Company fails to use reasonable efforts to maintain, or cause to be maintained, directors and officers liability insurance coverage for the Executive as provided in Section
15.7 of this Agreement; (i) the Company purports to terminate the Executive's employment for Cause and such purported termination of employment is not effected in accordance with the requirements of this Agreement; or (j) there shall be consummated (x)any liquidation of the Company or the sale of substantially all of the assets of the Company and its Affiliates taken as a whole, or (y) any merger, consolidation and/or other business combination involving the Company and/ or Astratek or any combination of any such transactions (a "Transaction"), other than a Transaction (A) involving only the Company and Astratek or another

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Affiliate of the Company, or (B) immediately after which the shareholders of the
Company who were shareholders immediately prior to the Transaction continue to own beneficially, directly or indirectly, in substantially similar proportions to those in effect immediately prior to such Transaction, more than 50% of the then outstanding voting securities of the Company; or (C) in which any Person or group (as such term is defined in Rule 13d-5 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of related Persons which is not an Affiliate of the Company as of the Commencement Date shall beneficially own, directly or indirectly, more than 50% of the then outstanding voting stock of the Company. For purposes of this Agreement, "Person(s)" means any individual, entity, or other person, as defined in Section 3(a) (9) of the Exchange Act, and as used in Sections 13 (d) and 14 (d) thereof.

      1.8 "Subsidiary" means each corporation, limited liability company, partnership, joint venture or other form of business entity more than 50% of whose equity is beneficially owned by a person or entity.

      1.9 "Year" means each 12 month period during the Term of Employment, the first day of which commences on the Commencement Date and terminates 12 months thereafter.

2.    Employment
      ----------

The Company agrees to employ the Executive, and Executive agrees to serve the Company and Astratek, upon the terms and conditions hereinafter set forth.

3      Term
       ----

Subject to the terms of this Agreement, the employment of Executive will be for a period of three (3) years, commencing on the effective date of the Merger ("Commencement Date") and ending on the fourth anniversary of such date (the "Term of Employment"). On such fourth anniversary, the Term of Employment shall automatically be extended for an additional one year period, unless not later than ninety days (90) prior to the end of the fourth Year, either party to this Agreement shall have given written notice to the other that the Term of Employment shall not be extended beyond its then current expiration date.

4.    Position, Responsibilities and Duties.
      -------------------------------------

      4.1 Executive shall devote his full time, energy, skills and attention to the performance of his duties and responsibilities hereunder and shall use
his  best  efforts  to  perform   faithfully  and  efficiently  the  duties  and
responsibilities contemplated by this Agreement.

      4.2 Executive shall have the title and hold the position Of Chairman of the Board, President and Chief Executive Officer of Astratek and the additional title and position of Executive Vice- President and Chief of Technology for the Company. Executive shall also serve, without additional compensation, as a director of Company. The Company will in the absence of receipt of notice by Executive of a proposed termination for Cause under Section 10.3

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nominate  him for  election  to the  Board of the  Company,  and  recommend  his election to the shareholders in appropriate proxy or other election solicitation material.

      4.3 Executive shall report directly to the Chairman of the Board, President and Chief Executive Officer of the Company. If the foregoing offices are held by different individuals the Executive will report directly to the Chairman of the Board. All other officers and employees of the Company in the areas of research, development, engineering, technology, and product marketing shall report to the Executive, as well as all employees of Astratek or Subsidiaries of the Company or Astratek. No other employee, executive, or officer of the Company or Astratek or any Subsidiary of Company or Astratek shall have the authority or the responsibilities in those areas reserved for the Executive herein.

      4.4 Executive shall perform the duties and shall have the responsibilities and authorities for Astratek as are normally associated with the offices of Chairman of the Board, President and Chief Executive Officer for a corporation of Astratek's size which is engaged in the business conducted by Astratek. Executive shall perform such duties under the general direction of the Chairman of the Board, President and Chief Operating Officer of the Company, in consultation with the Company's Board and in accordance with the budget and plans approved by the Boards of both the Company and Astratek. As Executive Vice-President and Chief of Technology for the Company, the Executive shall, in consultation with and under the general direction of the Board of Directors, and the Company's Chief Executive Officer, be responsible for preparing the budget for the Company and Astratek's research and development, and computer/products marketing efforts, and establishing the strategy and overall direction of the Company and Astratek's research and development efforts and for the implementation of the corporate plans and policies for computer product development.

      4.5 Following the Merger, Company will conduct a search for a President and Chief Executive Officer ("CEO") for Company, as well as a Chief Financial Officer ("CFO") of Company, who will also hold the positions of CFO of Astratek and Chief Operating Officer ("COO") of the Company and Astratek, respectively. The individual selected for the CEO position will have experience and stature in the software industry and the first such person selected will be reasonably acceptable to both the Board of Directors of the Company and the Executive. The individual selected for the CFO and COO positions will be required to have experience in the software industry, and the first such person selected will be reasonably acceptable to both the Board of Directors of the Company and the Executive.

      4.6 Following completion of the Merger, The Executive shall be appointed to the Board of Directors of the Company. One additional Board Member who has knowledge of and a background in the Computer Software Industry, and is reasonably acceptable to both the Executive and the Company, will be appointed to the Board of Directors of Company.

5.    Compensation; Benefits; Expenses; and Bonus.
      -------------------------------------------

      5.1   As compensation for the services to be rendered


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


hereunder, Astratek shall pay to Executive a base salary ("Base Salary") at the rate of $160,000 per annum, payable in equal installments at such times as shall be agreed upon by the Company and Executive but no less frequently than monthly. Executive's Base Salary shall also be reviewed annually by the Compensation Committee of the Board of Directors of Company, or the full Board of Company if no such Committee is constituted, for consideration of merit increases. In conducting any such annual review, the Compensation Committee or the Board shall take into account any change in the Executive's responsibilities, increases in the compensation of other executives of the Company or Astratek, and the salaries being paid by public companies in the computer software industry that have similar financial results and operating performance, the performance of the Executive and other pertinent factors. In addition to consideration for merit increases, commencing on January 1, 2000 and on each succeeding January 1 thereafter during the Term of Employment Executive's Base Salary will be increased by the percentage increase in the national consumer price index ("CPI") as issued by the United States Department of Labor. The Base Salary, once increased by either merit or CPI increase, shall then constitute the "Base Salary"

      5.2 During the Term of Employment, the Executive shall be eligible to participate, as determined by the Compensation Committee of the Board or the full Board, in the event no separate Compensation Committee is established,
in  all  incentive  compensation,   bonus,  and benefit  plans  and  programs
howsoever defined and maintained by the Company and or Astratek for the benefit of its executives and employees, including without limitation bonuses, stock option plans or other stock-based compensation plans, or equity appreciation plans, disability and retirement plans. In addition to the foregoing, Astratek shall pay to the Executive a Performance Bonus based on the operating results of Astratek. For any fiscal year ending during the Term of Employment in which Earnings Before Taxes Interest Depreciation and Amortization ("EBITDA") equals or exceed one million dollars ($1,000,000), Executive shall receive a bonus computed as follows: one and one half per cent (1.5%) of EBITDA equal to or in excess of one million dollars ($1,000,000), but less than ten million dollars ($10,000,000); and two and one half per cent (2.5%) of EBITDA in excess of ten million dollars
($10,000,000), but less than fifteen million dollars ($15,000,000). Executive shall not be entitled to a bonus on EBITDA in excess of fifteen million dollars ($15,000,000). The foregoing performance bonus shall be paid by Astratek within sixty (60) days of the carry over payment end of each Fiscal Year of Astratek ending during the Term of Employment.

      5.3 Company shall advance and/or reimburse reasonable travel and other reasonable out-of-pocket expenses incurred or to be incurred by Executive in rendering the services hereunder on behalf of Company in accordance with Company's then current policies regarding same.

      5.4 During the Term of Employment Executive shall be entitled to four weeks of paid vacation (or longer if longer periods are provided to other Executives of the Company or its Subsidiaries, and such other fringe benefits and perquisites as may be provided to other Executives of the Company or its Subsidiaries).

      5.5   Company will pay the  Executive  the sums due under  Sections 5.1,
5.2 and 5.3 to the extent that Astratek's cash flow from operations and other sources of liquidity are insufficient to

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make such payments.

6.    Insurance.
      ---------

      6.1 Company shall, for so long as Executive is employed by it, pay for the benefit of Executive the premiums on a life insurance policy insuring the life of Executive in the amount of $250,000. The Company in its discretion may at any time after the execution of this Agreement apply for and procure as owner and for its own benefit, key man life insurance on the life of Executive, and Executive shall have no interest whatsoever in any such key man policy, Executive shall at the request of the Company cooperate with the Company in assisting it to obtain or maintain such coverage.

      6.2 Company shall, for so long as Executive is employed by it, pay for the benefit of Executive and Executive's Family the premiums for medical insurance, including basic as well as major medical coverage, pursuant to such policies as are made available to other senior executives of the Company, and on the same basis therefor. The Company shall also, for so long as Executive is employed by it, obtain and pay the premiums for the benefit of Executive disability insurance policy, as agreed by the parties.

7.    Non-Competition and Confidential Information.
      --------------------------------------------

      7.1 Executive will not at any time, whether during or after the Term of Employment, reveal to any person or entity any of the Confidential Information of Company, which includes the information of its Affiliates, or of any third party which the Company, or its Affiliates is under an obligation to keep confidential. The term "Confidential Information" as used throughout this Agreement shall mean all trade secrets, proprietary information and other data or information (and any tangible evidence, record or representation thereof), whether prepared, conceived or developed by Executive or any other employee or contractor for the Company, or its Affiliates or received by the Company or its Affiliates from an outside source, which is in the possession of the Company or an Affiliate (whether or not the property of the Company), which in any way relates to the present or future business of the Company including its Affiliates, or any customer or supplier of the Company or its Affiliates, and which is maintained in confidence by the Company and/ or its Affiliates. Without limiting the generality of the foregoing, "Confidential Information" shall mean all trade secrets, know-how, proprietary information and other information or data relating to the present or future business of the Company and its Affiliates, including but not limited to:

            (i) any idea, improvement, invention, innovation, development technical data, design, formula, device, pattern, concept, computer program, software, firmware, source code, object code, algorithm, subroutine, object module, schematic, model, diagram, flow chart, chip masking specification, user manual, training or service manual, product specification, plan for a new or revised product, compilation of information, or work in process, and any and all revisions and improvements relating to any of the foregoing (in each case whether or not reduced to tangible form); and

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            (ii) the name of any customer,  employee,  prospective customer or consultant, any sales plan, marketing material, plan or survey, business plan, product or development plan or specification, business proposal, financial record, or business record or other record or information relating to the business of the Company or
            its   Affiliates.   Notwithstanding   the   foregoing,   the  term
            Confidential Information shall not apply to information (w) which the Company or an Affiliate has voluntarily disclosed to the public without restriction, (x) which has otherwise lawfully entered the public domain, (y) which the Company or an Affiliate has permitted Executive to disclose by its prior written consent; or (z) which Executive may disclose at a forum, workshop or round table conference with the prior knowledge and consent of the Company.

      7.2 Executive further represents that Executive's performance of all of the terms of this Agreement and as an Executive of the Company does not and will not breach any agreement to keep in confidence Confidential Information acquired by Executive prior to employment by the Company. Executive has not entered into, and agrees not to enter into, any agreement either written or oral in conflict herewith.

      7.3 During the Term of Employment, Executive agrees not to make, use or permit to be used any notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data, documentation or other materials of any nature relating to any matter within the scope of the business of Company or its Affiliates concerning any of its dealings or affairs otherwise than for the benefit of Company and its Affiliates. Executive further agrees, after the termination of his Employment, not to use or permit to be used any such notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data, documentation or other materials including Company's manuals and policy statements or those of its Affiliates, it being agreed that all of the foregoing shall be and remain the sole and exclusive property of the Company subject to the obligation of confidentiality created herein. Executive agrees that within ten (10) days after the termination of Executive's Term of Employment, Executive shall either (i) deliver all of the foregoing, and all copies thereof, to the Company, at its main office or (ii) destroy all of the foregoing, and all copies thereof, and deliver a sworn notice to the Company certifying to such destruction.

      7.4 For a period of one (1) year following termination of Executive's employment with Company, regardless of the reason for such termination, be it voluntary by resignation of the Executive, or involuntary and at the request of the Company, for Cause or otherwise (subject to the provisions of Section 10.4
(iv) of this Agreement), Executive agrees not to either directly or indirectly, as an owner, manager, stockholder, consultant, director, officer or employee of any business entity, participate in the development or provision of goods or services which are competitive with goods or services sold or licensed, or under development, by the Company or its Affiliates, or which are otherwise in competition with Company and/or its Affiliates, without first obtaining the prior written consent and authorization of the Company which Company may in its

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sole  discretion  grant or deny.  The foregoing  restriction  shall not prohibit
Executive from owning up to one percent (1%) of the issued and outstanding securities of any publicly held corporation. The determination of whether services are competitive with those of Company or its Affiliates or an entity or activity is otherwise competition shall be solely within the discretion of Company's Board of Directors whose decisions will be final.

      7.5 Upon the termination or expiration of this Agreement or at such other time as Company and its Affiliates may request, Executive agrees to return to Company all originals and copies, whether generated by Executive or anyone else, of all versions of software code in hardcopy or machine readable form, all document files, lists, forms, contracts, notebooks, rolodexes, keys, credit cards, and any other material which came into, and continues to be in, Executive's possession and relate to the Company, its Affiliates on their respective businesses or their potential acquisitions and investments to the extent such documents; notebooks; code; subsist in computers which are the property of Executive and Executive will be deemed to have returned such to the Company and/or its Affiliate by printing a hard copy of such and submitting a certificate affirming under oath that the information has been deleted.

      7.6 Executive recognizes that the Company and its Affiliates develop highly specialized products and services in competition with the other business entities throughout the United States and the world, which products and services are designed to compete in regional, nation-wide and world-wide markets. In light of the highly competitive nature of the Company's products and services, Executive agrees that the restrictions contained in this
Section 7 are reasonable and cannot be limited to any geographic area or to any narrower field. The Executive acknowledges that the provision of this
Section 7 are essential to the continued goodwill and profitability of the Company and necessary for the preservation of confidentiality of Confidential Information and further acknowledges that the application or operation thereof will not involve a substantial hardship upon his future livelihood. Should any court determine that the provisions of this Paragraph shall be unenforceable in respect of scope, duration or geographic area, such court shall be empowered to substitute, to the extent enforceable, provisions similar hereto or other provisions so as to provide to the Corporation, to the fullest extent permitted by applicable law, the benefits intended by this
Section 7.

8.    Publications
      ------------

While Company recognizes the importance of publishing technical articles and making presentations at technical symposiums and the like and generally encourages such academic activities, in the interests of insuring appropriate protection on Executive's work product and insuring that Confidential Information or other Proprietary nonpublic information of the Company is not inadvertently disseminated, Executive agrees that he shall not publish or cause to be published any articles, oral presentations, or other materials related to the business or activities of the Company its Affiliates or its clients without first obtaining the consent of the Company.

9.    Developments Agreement
      ----------------------


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

9.1   If at  any  time  or  times  during  Executive's  Employment,  including
Executive's  employment  prior  to the  term  hereof  by  Astratek,  Executive
(either alone or with others) made or makes, conceives, discovers or reduces to practice any invention, modification, discovery, design, development, improvement, process, software program, work of authorship, documentation, formula, data technique know-how, secret or any interest therein (whether or not patentable or registrable under copyright or similar statutes or subject to analogous protection) (herein called "Developments") that relate to the business of Company, its Affiliates including Astratek or that of any supplier  or  customer  of  Company  of any of the  goods and  services  sold, licensed  or  under  development  by the  Company  or  result  from the use of premises or personal property tangible or intangible owned, leased or contracted for by Company or its Affiliates including Astratek such Developments and the benefits thereof shall immediately become the sole and absolute property of the Company or its Affiliates and Executive shall promptly disclose to the Company (or any persons designated by it) each such Development. Executive hereby assigns any rights which Executive may have or acquire in the Developments and benefits and/or rights resulting therefrom to the Company and its assigns without further compensation and shall communicate, without cost or delay, and without publishing the same, all available information relating thereto (with all necessary plans and models to Company.

      9.2 Upon disclosure of each Development to the Company, Executive will, during the Term of Employment and at any time thereafter, at the request and cost of the Company, sign, execute, make and do all such deeds, documents, acts and things as the Company or its Affiliates and its duly authorized agents may reasonably require:

            (i) to apply for, obtain and vest in the name of the Company or its Affiliates alone (unless the Company otherwise directs) letters patent, copyrights or other analogous or other forms of intellectual property protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

            (ii) to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright, or other analogous protection or other forms of intellectual property protection. In the event the Company or its Affiliates is unable, after reasonable effort, to secure Executive's signature on a letters patent, copyright or other analogous or other forms of intellectual property protection relating to a Development, whether because of Executive's physical or mental incapacity or for any other reason whatsoever, Executive hereby irrevocably designates and appoints Company and its duly authorized officers and agents as Executive's agent and attorney-in-fact, to act for and in Executive's behalf and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright or other analogous protection thereon with the same legal force and effect as if executed by Executive.

      9.3 Executive understands that the Developments including, but not limited to, those identified in the pages, if any, attached hereto which Executive can demonstrate to the satisfaction of the Company or its Affiliates were made or conceived prior to Employment by Company, or by Astratek prior to the Merger, are excluded from this Agreement. Executive understands that it may have to list a short description and is only necessary to list the title and purpose of such Developments.

      9.4 To the maximum extent permitted by law, all written material or material committed to a fixed form and components thereof, prepared in the course of Executive's employment with Company and its Affiliates, or prior to the Commencement Date while Executive was an Employee of Astratek, including rough drafts and other materials created in the developmental stages of preparation of finished materials shall be regarded as "works for hire" for Company. Executive agrees that all such materials and components thereof as described, may be used by Company without additional compensation to
Executive   and  that  Company  shall  have  the  right  to  change  any  such materials. Executive furthermore assigns all rights, title and interest in and to all said materials and components thereof, as aforedescribed, including all worldwide copyright rights including any renewals or extensions available thereon, and agrees to execute whatever powers of Attorney, or other documents which Company deems necessary or advisable to apply for obtain, or maintain such copyright protection or to otherwise better enjoy the rights granted in this Section.

10.   Death or Disability of Executive; Other Termination.
      ---------------------------------------------------

      10.1 The Company may terminate the Executive's employment hereunder due to Disability. In the event of the Executive's death or a Termination of the Executive's employment due to Disability, the Executive, his estate or his legal representative, as the case may be shall be entitled to receive:

            (i) Base Salary continuation at the rate in effect on the date of Termination through the end of the year in which the Executive died or became Disabled;

            (ii)     Any deferred compensation not yet paid to the Executive;

            (iii) Reimbursement for expenses incurred but not yet paid prior to such death or Disability;

            (iv) Continued health insurance for Executive's family for the year in which Executive died or became Disabled to the extent that such benefits legally can be provided by the Company; and

            (v) Any other compensation or benefits which may be owed or provided to the Executive in accordance with the terms and provisions of any applicable agreements, plans and programs of or made by the Company or Astratek including a Performance Bonus that may be due which shall be computed in accordance with the terms of paragraph 10.4 (ii).

      10.2 The Company may terminate the Executive's employment hereunder for Cause. If the Company terminates the Executive's employment for Cause, the Executive shall be entitled to receive:

            (i)      his Base  Salary  at the rate in  effect  at the time of
                     such termination through the Date of Termination
            (ii)     any deferred  compensation  and any accrued vacation pay
                     as of the Date of Termination;
            (iii) reimbursement for expenses incurred, but not yet paid prior to such termination of employment; and
            (iv) any other compensation or benefits which may be owed or provided to the Executive in accordance with the terms and provisions of any applicable agreements, plans and programs of or made by the Company and/ or Astratek through the Date of Termination.

      10.3 In the event of a proposed Termination by the Company for Cause under Section 1.3(c), the Executive shall be given written notice authorized by a vote of at least a majority of the members of the Board of Company
(excluding Executive), that Company intends to terminate the Executive's employment for Cause. Such notice shall specify the particular acts or acts, or failure to act, which is or are the basis for the decision to so terminate the Executive's Employment for Cause. The Executive shall be given the opportunity within ten (10) calendar days of the receipt of such notice to meet with the Board to defend such act or acts, or failure to act, and the Executive shall be given ten (10) days after such meeting to correct such acts or failure to act; provided that if such act or failure to act reasonably requires a longer period to correct, Executive shall be provided such longer period as shall be reasonably specified by the Board. If such acts or failure to act are not correctable, or upon failure of the Executive, within such periods provided above to correct such acts or failure to act, the Executive's employment by the Company and Astratek shall automatically be terminated for Cause immediately upon receipt of Notice of Termination, or as of the date specified in the Board's Notice, respectively. Termination for Cause under Sections 1.3(a) and (b) shall be immediate upon receipt of Notice of Termination for Cause as provided herein.

      10.4  In  the  event  the  Company   seeks  to   terminate   Executive's
Employment without Cause, or in the event the Executive effects a Voluntary Termination of his employment for Good Reason, by giving 120 days prior written notice to the Company of his intention to resign for Good Reason (with a resignation for Good Reason, not being, nor shall it be deemed to be, a breach of this Agreement), the Executive shall be entitled to all of the rights and benefits which the Executive would be entitled to under this Agreement as follows:

            (i) at the Company's option, either a lump sum payment in an amount equal to the present value of the Base Salary owed through the end of the Term of Employment, or those payments of the Base Salary through the Term of Employment, paid at such times as is in accordance with the terms of this Agreement;
            (ii)    any  Performance  Bonus pay due for the  Fiscal  Year in
                    which   this    Agreement   is    terminated,    deferred
                    compensation   and  any  accrued  vacation  pay,  accrued
                    through the Date of Termination (calculated, pro rata, with the Date of Termination being deemed the last day of the Fiscal Year);
            (iii)   reimbursement  for expenses  incurred but not paid prior
                    to   such   termination   of   employment;    any   other
                    compensation benefits which may be owed or provided to the Executive in accordance with the terms and provision of any application of agreements, plans and programs of or made by the Company or Astratek. All outstanding warrants, options, which require a vesting period shall immediately be vested and the Company shall be deemed to have waived such vesting periods; and
            (iv) The Executive shall be relieved from and as of the Date of Termination from complying with the restrictions on competitive activities set forth in Sections 7.4 (only if the Executive is terminated by the Company without Cause).

      10.5 Company shall have the right to set off and apply against any amount due and payable to Executive hereunder any other amount then due and owing by Executive to Company or any Subsidiary or Affiliate thereof, whether arising under this Agreement or otherwise.


11.   Survival of Obligations.
      -----------------------

      Notwithstanding  the  expiration  Term  of  Employment  or  the  earlier termination of this Agreement, any duty or obligation which has been incurred and which has not been fully observed, performed and/or discharged, and any right, unconditional or conditional, which has been created and has not been fully enjoyed, enforced, and/or satisfied, shall survive such expiration or termination until such duty or obligation has been fully observed, performed and/or discharged and such right has been enforced, enjoyed and/or satisfied. Additionally, the parties agree that the obligations set forth in Sections 7 and 9 shall survive such termination or expiration in accordance with their terms without time limitation.

12.   Remedies.
      --------

      12.1 The parties recognize that irreparable damage will result in the event that the provisions of Section 7 shall not be specifically enforced. If any dispute arises concerning action in violation of any such provisions, the parties hereto agree that an injunction may issue restraining such action pending determination of such controversy and that no bond or other security shall be required in connection therewith. Such remedy shall, however, not be exclusive and shall be in addition to any other remedies which the parties may have.

      12.2 In the event that any action, suit or other proceeding in law or in equity is brought to enforce the covenants contained in Section 7 hereof, or to obtain money damages for the breach thereof, and such action results in the award of a judgment for money damages or in the granting of any injunction or restraining order in favor of Company, all expenses (including reasonable attorneys' fees) of Corporation in such action, suit or other proceeding shall be paid promptly by Executive.

13.   Notices.
      -------

      All notices or other communications hereunder shall be in writing and shall be given by hand-delivery to the other party or by registered or certified mail return receipt requested, postage prepaid address as follows:

      If to the Executive:   Alexander J. Kalpaxis (at the address above)

      With a copy to: Sharon A. Blinkoff, Esq./Sweeney Lev & Blinkoff LLP, 708 Third Avenue, New York, NY 10017

      If to the Company:   Tadeo Holdings Inc. (at the address above)

      With a copy to: Peter Rothberg, Esq., Nixon Hargrave Devans & Doyle LLP, 437 Madison Avenue, New York, NY 10022

Or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and Communications shall be deemed to have been given or delivered three days after the date mailed in any general or branch United States Post Office enclosed in a registered, postpaid envelope addressed to the address of the respective parties stated above, or on the date of hand delivery if delivered by hand provided there is an appropriate receipt, or one day after delivery to a nationally recognized overnight carrier, or upon delivery if delivered by facsimile, with confirmation back.


 14.   Waiver.
       ------

      Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

 15.   Indemnification.
       ---------------

      15.1  General.    The  Company  agrees that if the  Executive  is made a
            -------
party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director or officer of the Company, or any other Affiliate or is or was serving at the request of the Company, or any other Affiliate as a director, officer, member, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including, without limitation, service with respect to employee benefit plans, whether or not the basis of such Proceeding is alleged action in an official capacity as a director, officer, member, employee or agent while serving as a director, officer, member, employee or agent, he shall be indemnified and held harmless by the Company and/or the Affiliate as permitted by and to the fullest extent authorized by Delaware law and any other applicable law, as the same exists or may hereafter be amended, against all Expenses incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if the Executive has ceased to be an officer, director or agent, or is no longer employed by the Corporation and shall inure to the benefit of his heirs, executors and administrators.

      15.2  Expenses.   As used in this Agreement,  the term "Expenses"  shall
            --------
include, without limitation, damages, losses, judgments, liabilities, fines, penalties, excise taxes, settlements and costs, reasonable attorneys' fees, reasonable accountants' fees, and disbursements and costs of attachment or similar bonds, reasonable investigations, and any reasonable expenses of establishing a right to indemnification under this Agreement.

      15.3  Advances of Expenses.   Expenses  incurred  by  the  Executive  in
            --------------------
connection with any Proceeding shall be paid by the Company or the Affiliate in advance upon request of the Executive that the Company pay such Expenses subject to the restrictions of Delaware law.

      15.4  Notice of Claim.  The Executive  shall give to the Company  notice
            ---------------
of any claim made against him for which indemnity will or could be sought under this Agreement. In addition, the Executive shall give the Company such information and cooperation as it may reasonably require and as shall be within the Executive's power and at such times and places as are convenient for the Executive.

      15.5  Defense of Claim. With respect to any  Proceeding  as to which the
            ----------------
Executive notifies the Corporation of the commencement thereof:

            (a) The Company will be entitled to participate therein at its own expense; and

            (b) Except as otherwise provided, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Executive (subject to Nixon Hargrave, Devans & Doyle LLP being hereby approved as counsel). The Executive also shall have the right to employ his own counsel in such action, suit or proceeding and the fees and expenses of such counsel shall be at the expense of the Company, if the Company fails to assume the defense of the action, as foresaid. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or the
       Affiliate  or  as  to  which  the  Executive   shall  have  reasonably
       concluded, based on opinion of counsel, that there exists a conflict of interest between the Company or the Affiliate and the Executive in the conduct of the defense of such action, and Executive may engage separate counsel in those circumstances.

            (c) The Company shall not be liable to indemnify the Executive under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall not settle any action or claim in any manner which would impose any penalty or limitation on the Executive without Executive's written consent. Neither the Corporation nor the Executive will unreasonably withhold or delay their consent to any proposed settlement.

      15.6  Non-exclusivity.  The right to indemnification  and the payment of
            ---------------
expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which the Executive may have or hereafter may acquire under any statute, provision of the certificate of incorporation or by-laws of the Company or its Affiliates.

       15.7 Directors and Officers  Liability  Policy.  The Company  agrees to
            -----------------------------------------
use reasonable efforts to obtain or cause the Subsidiary to obtain a Directors and Officers Liability Insurance Policy covering the Executive. The Company shall use its reasonable efforts to maintain during the Term of Employment (and for so long thereafter as is practicable in the circumstances taking account of prevailing conditions as to availability of such insurance) coverage to the Executive in an amount at least equal to that maintained immediately prior to the Commencement Date.

16.   Severability.
      ------------

      The invalidity or unenforceability of any provisions hereof shall now be in any affect the validity or enforceability of any other provision.

17.   Modification.
      ------------

      This Agreement cannot be changed, modified or discharged orally, but only if consented to in writing by both parties.

18.   Assignment.
      ----------

      18.1  The  Executive.  This  Agreement is personal to the  Executive  and
            --------------
without the prior express written consent of the Company shall not be assignable by the Executive, except that the Executive's rights to receive any compensation or benefits under this Agreement may be transferred or disposed of pursuant to testamentary disposition; or intestate succession. This Agreement shall inure to the benefit of and be enforceable by the Executive's heirs, beneficiaries and/or legal representatives.

      18.2  The Company.  This Agreement  shall inure to the benefit of and be
            -----------
binding upon the Company and its successors and assigns.

19.   Withholding.
      -----------
The Company may withhold from any amounts payable under this Agreement such as Federal, State or Local Income Taxes as shall be required to be withheld pursuant to any applicable law or regulations.

20.   Applicable Law.
      --------------

This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

21.   Contract Headings.
      -----------------

All headings of the Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part of this Agreement, and shall in no way affect the interpretation of any of the provisions of this Agreement.

22.   Entire Agreement and Counterparts.
      ---------------------------------

      The foregoing contains the entire agreement of the parties and supersedes any prior understanding or agreement relating to the subject matter hereof. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

23. Representation.
    --------------

      The Company represents and warrants that it is fully authorized and empowered to enter into this Agreement and that the performance of its obligations under this Agreement will not violate any Agreement between the Company and any other persons, firm, organization or any applicable laws or regulations.
                                      16

     IN WITNESS WHEREOF, the parties have signed this Agreement the day and year first above written.

                              Tadeo Holdings Inc.


                              By:_____________________________

                              Astratek, Inc.


                              By:_____________________________


                              By:_____________________________
                                 Alexander J. Kalpaxis


                                      17






                                 ASTRATEK, INC.

                          REPORT ON AUDIT OF FINANCIAL
                                   STATEMENTS

                       YEARS ENDED APRIL 30, 1998 AND 1997

                                                             August 6, 1998 and
                                                             October 22, 1998 as
                                                             to Note 4

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Astratek, Inc.
New York, New York

         We have audited the accompanying balance sheets of Astratek, Inc. as of April 30, 1998 and 1997, and the combined statements of operations and accumulated deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, the financial position of Astratek, Inc. as of April 30, 1998 and 1997 and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered a significant loss from operations and has a working capital deficiency that raises substantial doubt about its ability to continue as a going concern. Managements' plans in regard to these matters are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                           /S/Feldman Sherb Ehrlich & Co., P.C.
                                              Feldman Sherb Ehrlich & Co., P.C.


                                 ASTRATEK, INC.

                                  BALANCE SHEET

                                 APRIL 30, 1998
          Years Ended
                                                                                              April 30,
                                                                                  --------------------------------
                                                                                       1998              1997
                                                                                  --------------   ---------------
                                              ASSETS
CURRENT ASSETS:
       Cash                                                                      $         4,052   $       231,949
       Accounts receivable, net                                                           81,700           -
       Prepaid expenses and other current assets                                           2,195           -
                                                                                  --------------    --------------
                 TOTAL CURRENT ASSETS                                                     87,947           231,949

FURNITURE, FIXTURES AND EQUIPMENT                                                         79,838           -
CAPITALIZED SOFTWARE COSTS, net                                                          596,654
DEFERRED FINANCE COSTS                                                                    72,913           -
OTHER ASSETS                                                                              33,225           -
                                                                                  --------------    --------------

                                                                                 $       870,577   $       231,949
                                                                                  ==============    ==============



                                   LIABILITIES AND DEFICIT IN ASSETS

CURRENT LIABILITIES:

       Accounts payable                                                          $       429,863   $       -
       Accrued expenses                                                                  140,684           -
       Notes payable                                                                      31,500           -
       Current portion of long-term debt, net of discount                                561,250           229,944
                                                                                  --------------    --------------
                 TOTAL CURRENT LIABILITIES                                             1,163,297           -
                                                                                  --------------    --------------

COMMITMENTS

DEFICIT IN ASSETS:
       Preferred stock, 2,500,000 shares authorized, none issued                         -                 -
       Common stock, 12,500,000 shares authorized $.001 par,
            2,105,000 shares issued and outstanding                                        2,105               100
       Additional paid in capital                                                         67,500           -
       Accumulated deficit                                                              (362,325)            1,905
                                                                                  --------------    --------------

            TOTAL DEFICIT IN ASSETS                                                     (292,720)            2,005
                                                                                  --------------    --------------

                                                                                 $       870,577   $       231,949
                                                                                   ==============    ==============




                        See notes to financial statements

                                 ASTRATEK, INC.

                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT



                                                                                                             Years Ended
                                                                                                              April 30,
                                                                                                  ----------------------------------
                                                                                                       1998              1997
                                                                                                  ----------------   ---------------
SALES                                                                                          $        1,039,710 $        -

COST OF SALES                                                                                             255,977          -
                                                                                                  ----------------   ---------------

       GROSS PROFIT                                                                                       783,733          -

OPERATING EXPENSES:
       Selling, general and administrative                                                              1,009,805          -
       Research and development                                                                            61,008          -
       Depreciation and amortization                                                                        8,356          -
                                                                                                  ----------------   ---------------
            TOTAL OPERATING EXPENSES                                                                    1,079,169          -
                                                                                                  ----------------   ---------------

INCOME (LOSS) FROM OPERATIONS                                                                            (295,436)         -

INTEREST EXPENSE (INCOME)                                                                                  68,794            (1,905)
                                                                                                  ----------------   ---------------

NET INCOME (LOSS)                                                                                        (364,230)            1,905

RETAINED EARNINGS -  beginning of year                                                                      1,905          -
                                                                                                  ----------------   ---------------

ACCUMULATED DEFICIT - end of year                                                              $         (362,325) $          1,905
                                                                                                  ================   ===============





                        See notes to financial statements


                                 ASTRATEK, INC.

                             STATEMENT OF CASH FLOWS


                                                                                                             Years Ended
                                                                                                               April 30,
                                                                                                  ----------------------------------
                                                                                                       1998               1997
                                                                                                  ----------------   ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss)                                                                          $        (364,230) $          1,905
                                                                                                  ----------------   ---------------
     Adjustments to reconcile net income (loss) to net cash
         provided by (used in) operations:
            Depreciation                                                                                    8,356          -
            Amortization of deferred finance costs and debt discount                                       50,837          -
            Amortization of capitalized software costs                                                     36,345          -
     Changes in assets and liabilities:
         (Increase) decrease in accounts receivable                                                       (81,700)         -
         Additions to capitalize software costs                                                          (632,999)         -
         (Increase) decrease in prepaid expenses and other current assets                                  (2,195)         -
         (Increase) decrease in deferred finance costs                                                   (105,000)         -
         (Increase) decrease in other assets                                                              (33,225)         -
         Increase (decrease) in accounts payable                                                          429,863          -
         Increase (decrease) in accrued expenses                                                          140,684          -

                                                                                                  ----------------   ---------------
            Total Adjustments                                                                            (189,034)         -
                                                                                                  ----------------   ---------------

CASH PROVIDED BY (USED IN) OPERATIONS                                                                    (553,264)            1,905
                                                                                                  ----------------   ---------------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Capital expenditures                                                                                 (88,194)         -

                                                                                                  ----------------   ---------------
         CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES                                            (88,194)         -
                                                                                                  ----------------   ---------------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from debt financing                                                                         411,556           229,944
     Proceeds from sale of common stock                                                                     2,005               100
                                                                                                  ----------------   ---------------
         CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES                                            413,561           230,044
                                                                                                  ----------------   ---------------

NET INCREASE (DECREASE) IN CASH AND
     CASH EQUIVALENTS                                                                                    (227,897)          231,949

CASH AND CASH EQUIVALENTS - beginning of year                                                             231,949          -
                                                                                                  ----------------   ---------------

CASH AND CASH EQUIVALENTS - end of year                                                         $           4,052  $        231,949
                                                                                                  ================   ===============

CASH PAID FOR INTEREST                                                                          $          68,794  $       -
                                                                                                  ================   ===============

CASH PAID FOR INCOME TAX                                                                        $        -         $       -
                                                                                                  ================   ===============


                        See notes to financial statements


                                 ASTRATEK, INC.

                          NOTES TO FINANCIAL STATEMENTS

                       YEARS ENDED APRIL 30, 1998 AND 1997


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


         A. Basis of Presentation - The company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

                  The Company's viability as a going concern is dependent upon the Company obtaining additional debt or equity funding and achieving operating profitability.

                  There was negative working capital of $1,058,779 at April 30, 1998 and the Company recorded a loss of $347,659 for its fiscal year ended April 30, 1998. Additionally, the Company was in default of its major loan.

         B. Business Activity - Astratek, Inc. ("The Company") was incorporated in the state of New York on May 12, 1995 and was inactive until commencing operations in May 1997. The Company develops software products and provides consulting services.

         C. Equipment - Equipment is carried at cost. Depreciation and amortization is computed using the straight-line method over the useful lives of the various assets, which is generally five years for office equipment, and furniture and fixtures. Leasehold improvements are amortized over the lesser of their useful life or the lease term.

         D. Fair Value of Financial Instruments - The carrying amounts reported in the balance sheet for cash, receivables, and accounts payable approximate their fair market value based on the short-term maturity of these instruments.

         E. Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. The Company's significant areas of estimation, include estimates of the product lives and future revenues of its software products.

         F. Revenue Recognition - The Company licenses software to end users under license agreements. The Company has recognized revenues in accordance with Statement of Position 97-2 entitled "Software Revenue Recognition" ("SOP 97-2"), issued by the American Institute of Certified Public Accountants ("AICPA").

         G. Capitalized Software Costs - The Company accounts for costs of developing computer software for sale in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed", under which costs incurred prior to the establishment of a product's technological feasibility are expensed as research and development and costs incurred from the point of technological feasibility are capitalized and amortized in the greater of the relation that revenues earned bear to total expected revenues over the life of the product or straight-line over the life of the product. Costs incurred for enhancements to subsequent releases are capitalized and amortization is adjusted prospectively. Capitalized software costs are evaluated periodically and written down to net realizable value when necessary. Amortization of capitalized software costs for the period ended April 30, 1998 totaled $36,345.


2.       FURNITURE, FIXTURES AND EQUIPMENT

                  Furniture, fixtures and equipment are as follows for the year then ended:


                  Furniture and fixtures                     $           16,262
                  Software                                                8,287
                  Computer equipment                                     63,645
                  Less: Accumulated
                  depreciation                                           (8,356)
                                                               ----------------
                                                             $           79,838
                                                                ================


3.       COMMITMENTS AND CONTINGENCIES

         The Company leases it's office under a non-cancelable operating lease. Rent expense for the year ended April 30, 1998 was $113,860 The lease commenced December 1, 1997 and expires on November 30, 2002.

         Minimum  rental  commitment  until  the  lease  expires  is as follows:


                  1999                     $                   115,655
                  2000                                         117,898
                  2001                                         132,898
                  2002                                         132,898

4.       NOTES PAYABLE

            Notes payable at April 30, 1998 consist of the following:



Creditor           Maturity Date      Interest Rate
Officer                       (C)     None                    $          7,500
Officer                       (C)     None                              24,000
Trust (A) (B)      June 1, 2000       Floating Prime                   610,000
                                                               -----------------
                                                                       641,500
                            Less:   Unamortized discount               (48,750)
                                                               -----------------
                                                                       592,750
                            Less:   Short Term Notes                   (31,500)
                                                               -----------------
                                    Long Term Notes,
                                    classified as
                                    current because of
                                    default                  $         561,250
                                                               =================

         (A) Agreement dated June 1, 1997, subsequently assigned to a Trust, the beneficiaries of which are relatives of an officer, shareholder and director, to provide maximum funding of $750,000, collateralized by substantially all of the assets of The Company. The Company incurred a finders fee of $105,000 in connection with obtaining this funding, which is recorded as deferred finance costs and is being amortized over the term of the loan agreement. The debt went into default because of the non-payment of interest. On October 22, 1998, the Company obtained a waiver from the holder to forbear any action through November 30, 1998. In exchange, the Company agreed to pay a fee of $10,000 and to convert $350,000 of principal into 378,829 shares of common stock.

         (B) In connection with agreeing to provide funding the assignor entered into a Securities Purchase Agreement under which he purchased 694,650 shares of the Company's common stock for $.01 per share. The Company has valued these shares by reference to effecting fair market rate of interest, estimated to be 3% over prime. Accordingly a discount of $67,500 was recorded, which is being amortized over the term of the loan agreement. A portion of these shares were subsequently assigned to the Trust.

         (C) To be repaid out of future profits, if any, at a maximum aggregate amount of $2,000 per month.

5.       PRODUCT ROYALTY AGREEMENT

         The Company has entered into a product royalty agreement with a marketer of computer software. Earned prepaid royalties of $210,000 have been received to date. The agreement requires that prepaid royalties are credited to earned sales royalties $.75 for every $1.00 earned until the credit is exhausted.

6.       ASSET PURCHASE AGREEMENT

         In August 1997, The Company executed an agreement with Bankers Trust, under which the Company acquired the rights to certain software which was under development by certain principals of the Company in their capacity as employees of Bankers Trust. In connection with the agreement, the Company is obligated to pay to Banker's Trust 10% of its revenues from Visual Audit for Excel, up to a maximum of $250,000, of which approximately $21,000 is accrued at April 30, 1998. The consideration to Banker's Trust by the Company was $26,929 in cash and a payable of $100,000, which is included in accrued expenses.

7.       INCOME TAXES

         The Company follows SFAS 109 "Accounting for Income Taxes". At April 30, 1998, The Company had deferred tax assets aggregating approximately $384,000 related to net operating loss carry forwards of approximately $960,000 expiring in the year 2013. The Company had deferred tax liabilities of approximately $239,000 related to capitalized software costs. At April 30, 1998, the net deferred tax asset of $145,000 is reserved by a valuation allowance.

8.       MERGER AGREEMENT

         In August 1998, the Company entered into a Merger Agreement, whereby the Company would be acquired by a publicly traded Company.






                                 ASTRATEK, INC.

                         UNAUDITED FINANCIAL STATEMENTS

                            FOR THE FOUR MONTHS ENDED

                                 AUGUST 31, 1998

                                                              October 22, 1998

Board of Directors
Astratek, Inc.
New York, New York



         We have compiled the accompanying balance sheet of Astratek, Inc. as of August 31, 1998, and the related statements of operations and accumulated deficit and cash flows for the four months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

         A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

         Management has elected to omit substantially all of the disclosures required by generally accepted accounting principles. If the omitted disclosures were included in the financial statements, they might influence the user's conclusions about the Company's financial condition. Accordingly, the financial statements are not designed for those who are not informed about such matters.




                                           /S/Feldman Sherb Ehrlich & Co., P.C.
                                              Feldman Sherb Ehrlich & Co., P.C.

                                 ASTRATEK, INC.

                                  BALANCE SHEET

                                 AUGUST 31, 1998

                (Unaudited - see accountants' compilation report)





                                                           ASSETS

CURRENT ASSETS:
       Cash                                                                     $        74,577
       Accounts receivable, net                                                         135,821
       Prepaid expenses and other current assets                                          3,293
                                                                                  --------------
                 TOTAL CURRENT ASSETS                                                   213,690

FURNITURE, FIXTURES AND EQUIPMENT                                                        75,100
CAPITALIZED SOFTWARE COSTS, net                                                         774,342
DEFERRED FINANCE COSTS                                                                   61,245
OTHER ASSETS                                                                             33,225
                                                                                  --------------

                                                                                $     1,157,601
                                                                                  ==============


                                              LIABILITIES AND DEFICIT IN ASSETS

CURRENT LIABILITIES:
       Accounts payable                                                         $       276,568
       Accrued expenses                                                                 200,226
       Notes payable                                                                    182,500
       Loans payable                                                                    300,000
       Current portion of long-term debt, net of discount                               610,750
                                                                                  --------------
                 TOTAL CURRENT LIABILITIES                                            1,570,045
                                                                                  --------------

COMMITMENTS

DEFICIT IN ASSETS:
       Preferred stock, 2,500,000 shares authorized, none issued                        -
       Common stock, 12,500,000 shares authorized $.001 par,
            2,105,000 shares issued and outstanding                                       2,105
       Additional paid in capital                                                        67,500
       Accumulated deficit                                                             (482,048)
                                                                                  --------------

            TOTAL DEFICIT IN ASSETS                                                    (412,443)
                                                                                  --------------

                                                                                $     1,157,601
                                                                                  ==============

                                 ASTRATEK, INC.

                 STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT

                        FOUR MONTHS ENDED AUGUST 31, 1998

                (Unaudited - see accountants' compilation report)



SALES                                                                                          $          467,916

COST OF SALES                                                                                             172,111
                                                                                                  ----------------

       GROSS PROFIT                                                                                       295,805

OPERATING EXPENSES:
       Selling, general and administrative                                                                302,733
       Research and Development                                                                            59,556
       Depreciation                                                                                         5,598
                                                                                                  ----------------
            TOTAL OPERATING EXPENSES                                                                      367,887
                                                                                                  ----------------

LOSS FROM OPERATIONS                                                                                      (72,082)

INTEREST EXPENSE                                                                                           47,641
                                                                                                  ----------------

NET LOSS                                                                                                 (119,723)

ACCUMULATED DEFICIT -  beginning of period                                                               (362,325)
                                                                                                  ----------------

ACCUMULATED DEFICIT - end of period                                                            $         (482,048)
                                                                                                  ================

                                 ASTRATEK, INC.

                             STATEMENT OF CASH FLOWS

                        FOUR MONTHS ENDED AUGUST 31, 1998

                (Unaudited - see accountants' compilation report)




CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                                                   $        (119,723)
                                                                                                  ----------------
     Adjustments to reconcile net loss to net cash
         provided by (used in) operations:
            Depreciation                                                                                    5,598
            Amortization of deferred finance costs and debt discount                                       19,168
            Amortization of capitalized software costs                                                     55,801
     Changes in assets and liabilities:
         (Increase) decrease in accounts receivable                                                       (54,122)
         Additions to capitalize software costs                                                          (233,488)
         (Increase) decrease in prepaid expenses and other current assets                                  (1,098)
         (Increase) decrease in deferred finance costs                                                          -
         (Increase) decrease in other assets                                                                    -
         Increase (decrease) in accounts payable                                                          (48,295)
         Increase (decrease) in accrued expenses                                                           59,542
                                                                                                  ----------------
            Total Adjustments                                                                            (196,893)
                                                                                                  ----------------

CASH PROVIDED BY (USED IN) OPERATIONS                                                                    (316,616)
                                                                                                  ----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Capital expenditures                                                                                    (860)

                                                                                                  ----------------
         CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES                                               (860)
                                                                                                  ----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from debt financing                                                                          88,000
     Proceeds from loan                                                                                   300,000
                                                                                                  ----------------
         CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES                                            388,000
                                                                                                  ----------------

NET INCREASE (DECREASE) IN CASH AND
     CASH EQUIVALENTS                                                                                      70,525

CASH AND CASH EQUIVALENTS - beginning of period                                                             4,052
                                                                                                  ----------------

CASH AND CASH EQUIVALENTS - end of period                                                       $          74,577
                                                                                                  ================


              TADEO HOLDINGS, INC. AND SUBSIDIARIES/ASTRATEK, INC.
                          UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS


         The accompanying unaudited pro forma condensed financial statements have been prepared to show the effects of the October 27, 1998 acquisition of Astratek, Inc. ("Astratek") by Tadeo Holdings, Inc. through a share exchange of 2,294,900 shares of the Company's common stock in exchange for all of the issued common stock of Astratek. The acquisition is accounted for as a pooling of interests business combination.

         The following unaudited pro forma consolidated balance sheet presents the pro forma financial position of the Company at June 30, 1998 as if the acquisition of Astratek had occurred on such date. Included is an adjustment to record the elimination of Astratek's previous shares and the issuance of the Company's shares to former Astratek shareholders.

         The unaudited pro forma consolidated statements of operations for the years ended June 30, 1998 and 1997 reflect the combined results of the Company and Astratek as if the acquisition had occurred on July 1, 1996.

         The unaudited pro forma consolidated statements of operations do not necessarily represent actual results that would have been achieved had the companies been together as of July 1, 1996, nor may they be indicative of future operations. These unaudited pro forma consolidated financial statements should be read in conjunction with the Company's historical financial statements and notes thereto.


                     TADEO HOLDINGS, INC. AND SUBSIDIARIES/ASTRATEK,INC.

                 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                       ASSETS

                                                 Tadeo Holdings, Inc.
                                                  and Subsidiaries         Astratek, Inc.
                                                    Balance at               Balance at              Pro Forma
                                                      June 30,                April 30,             Adjustments
                                                 -------------------       -----------------      ---------------
                                                        1998                     1998                 DR (CR)            Total
                                                 -------------------       -----------------      ---------------   ----------------

CURRENT ASSETS:
Cash                                            $           2,406,045     $           4,052     $                 $       2,410,097
Accounts receivable, net                                           -                 81,700                                  81,700
Interest receivable                                           276,005                     -                                 276,005
Note receivable - officer                                     162,627                     -                                 162,627
Prepaid expenses and other current assets                          -                  2,195                                   2,195
                                                 --------------------      -----------------                        ----------------
       TOTAL CURRENT ASSETS                                 2,844,677                87,947                               2,932,624

LONG TERM NOTES RECEIVABLE                                  6,000,000                     -                               6,000,000

PROPERTY AND EQUIPMENT                                         10,326                79,838                                  90,164

CAPITALIZED SOFTWARE COSTS, net                                     -               596,654                                 596,654

DEFERRED FINANCE COSTS                                              -                72,913                                  72,913

DEPOSITS AND OTHER ASSETS                                       9,834                33,225                                  43,059
                                                 ---------------------     -----------------      ---------------   ----------------

                                                $           8,864,837     $         870,577      $             -  $       9,735,414
                                                 =====================     =================      ===============   ================

           LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
       Accounts payable and accrued expenses    $              41,269     $         570,547      $                 $        611,816
       Notes payable                                           85,760                31,500                                 117,260
       Current portion of long-term debt, net
         of discount                                                -               561,250                                 561,250
       State audit reserve                                    700,000                     -                                 700,000
       Accrued termination costs, short-term                  784,053                     -                                 784,053
                                                 ---------------------     -----------------                        ----------------
          TOTAL CURRENT LIABILITIES                         1,611,082             1,163,297                               2,774,379

ACCRUED TERMINATION COSTS, long-term                          280,209                     -                                 280,209

LONG-TERM NOTES PAYABLE , net of current portion               23,260                     -                                  23,260
REDEEMABLE PREFERRED STOCK, Series A                        1,219,141                     -                               1,219,141

STOCKHOLDERS' EQUITY:
       Preferred Stock, Series B Cumulative
          Convertible, $.0001 par value, 10,000,000
          shares authorized, 1,000,000 shares
          issued and outstanding                              505,000                     -                                 505,000
       Common stock, $ .0001 par value,
          100,000,000 shares authorized,
          9,724,579 shares issued and outstanding                                                                                 -
          (actual) and 12,019,479 (pro forma)                     972                 2,105       (1)      (1,875)            1,202
       Additional paid-in capital                          14,045,838                67,500       (1)       1,875        14,115,213
       Accumulated deficit                                 (8,820,665)             (362,325)                             (9,182,990)
                                                 ---------------------     -----------------                         ---------------
          TOTAL STOCKHOLDERS' EQUITY                        5,731,145              (292,720)                              5,438,425
                                                 ---------------------     -----------------           -----------   ---------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $          8,864,837     $         870,577          $          -  $      9,735,414
                                                  ====================     =================           ===========   ===============

                  See notes to pro forma financial statements.

                                         TADEO HOLDINGS, INC. AND SUBSIDIARIES/ASTRATEK, INC.

                                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS



                                                    Tadeo Holdings, Inc.
                                                     and Subsidiaries      Astratek, Inc.
                                                       Year ended           Year ended               Pro Forma
                                                         June 30,            April 30,              Adjustments
                                                     ----------------     ---------------         ----------------
                                                          1997                  1997                  DR (CR)              Total
                                                     ----------------     ---------------         ----------------     -------------
REVENUES                                            $               -    $                     $                    $            -

COST OF GOODS SOLD                                                  -                                                            -
                                                      ----------------     --------------                              -------------

GROSS PROFIT                                                        -                  -                                         -

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                  836,894                        (1)          160,000           996,894
                                                      ----------------     --------------                              -------------

OPERATING  LOSS                                              (836,894)                 -                                   (996,894)

INTEREST INCOME (EXPENSE)                                           -              1,905                                      1,905
                                                      ----------------     --------------                              -------------

INCOME (LOSS) BEFORE INCOME TAXES                            (836,894)             1,905                                   (994,989)

PROVISION FOR INCOME TAXES                                          -                   -                                         -
                                                      ----------------     --------------         ----------------     -------------

LOSS FROM CONTINUING OPERATIONS                     $        (836,894)   $         1,905        $         160,000    $     (994,989)
                                                      ================     ==============         ================     =============

LOSS FROM CONTINUING OPERATIONS PER SHARE           $           (0.10)                                               $        (0.10)
                                                      ================                                                 =============

WEIGHTED AVERAGE SHARES                                     8,084,278                                   2,294,900        10,379,178
                                                      ================                            ================     =============













                  See notes to pro forma financial statements.



                              TADEO HOLDINGS, INC. AND SUBSIDIARIES/ASTRATEK, INC.

                         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS



                                                  Tadeo Holdings, Inc.
                                                    and Subsidiaries       Astratek, Inc.
                                                       Year ended           Year ended            Pro Forma
                                                        June 30,             April 30,           Adjustments
                                                 --------------------      -------------       -----------------
                                                          1998                 1998                 DR (CR)              Total
                                                 --------------------      -------------       -----------------     ---------------

REVENUES                                       $                   -    $      1,039,710      $                     $     1,039,710

COST OF GOODS SOLD                                                 -             255,977                                    255,977
                                                 --------------------      --------------                             --------------

GROSS PROFIT                                                       -             783,733                                    783,733

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES               1,160,761           1,079,169   (1)           70,000           2,309,930
                                                 --------------------      --------------                             --------------

OPERATING  LOSS                                           (1,160,761)           (295,436)                                (1,526,197)

INTEREST INCOME (EXPENSE)                                    536,523             (68,794)                                   467,729
                                                 --------------------      --------------                             --------------

LOSS BEFORE INCOME TAXES                                    (624,238)           (364,230)                                (1,058,468)

PROVISION FOR INCOME TAXES                                         -                   -                      -                   -
                                                 --------------------      --------------       ----------------      --------------

LOSS FROM CONTINUING OPERATIONS                 $            (624,238)   $       (364,230)     $          70,000     $   (1,058,468)
                                                 ====================      ==============       ================      ==============

LOSS FROM CONTINUING OPERATIONS PER SHARE       $               (0.06)                                               $        (0.09)
                                                 ====================                                                 ==============

WEIGHTED AVERAGE SHARES                                     9,724,579                                  2,294,900         12,019,479
                                                 ====================                           ================      ==============






                  See notes to pro forma financial statements.

              TADEO HOLDINGS, INC. AND SUBSIDIARIES/ASTRATEK, INC.
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS


A. The following unaudited pro-forma adjustments are included in the accompanying unaudited pro forma consolidated balance sheet at June 30, 1998:

         (1) To record the acquisition of all of the issued stock of Astratek for 2,294,900 shares of the Company's common stock, with the acquisition accounted for as a pooling of interests business combination.


B. The following pro-forma adjustments are included in the accompanying unaudited pro forma consolidated statements of operations for the years ended June 30, 1998 and June 30, 1997:

         (1) To record the increased salary level per the employment agreement with the officer of Astratek to a salary level of $160,000 per year.

         (2) To reflect the additional shares issued in weighted average shares outstanding.

         .